EXHIBIT 23(a)


INDEPENDENT AUDITORS' CONSENT

Upper Peninsula Energy Corporation

We consent to the incorporation by reference in Registration Statement No. 2-83852 on Form S-8 of our report dated February 6, 1998, appearing in this Annual Report on Form 10-K of Upper Peninsula Energy Corporation for the year ended December 31, 1997.


Deloitte & Touche LLP
Davenport, Iowa
March 25, 1998